UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2018

PetroQuest Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of August 14, 2018, PetroQuest Energy, Inc. (the “Company”) and certain of its subsidiaries entered into a Forbearance Agreement (the “Forbearance Agreement”) with Wells Fargo Bank, N.A., as administrative agent (the “Agent”) for the lenders (the “Lenders”), with respect to the Multidraw Term Loan Agreement dated as of October 17, 2016 (as previously amended, the “Loan Agreement”). Pursuant to the Forbearance Agreement, the Agent and the Lenders agreed to forbear from taking any action with respect to certain specified events of default occurring under the Loan Agreement as a result of the non-payment by the Company of interest with respect to the Company’s 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) and 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes” and together with the 2021 Notes, the “Notes”) when due and payable on August 15, 2018 under the indentures governing the Notes.

The Forbearance Agreement is effective from August 14, 2018 until the earlier to occur of (i) 11:59 p.m. ET on September 14, 2018 or (ii) the occurrence of any specified forbearance default, which includes, among other things, any event of default under the Loan Agreement other than the specified events of default or a breach by the Company or certain of its subsidiaries of the Forbearance Agreement.

The foregoing description of the Forbearance Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On August 15, 2018, the Company issued a news release announcing that, in order to preserve liquidity, the Company has elected not to make the semi-annual interest payments totaling approximately $14.2 million due on August 15, 2018 with respect to the Notes. A copy of the news release is filed herewith as Exhibit 99.1 and incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number    Description of Exhibit

10.1	Forbearance Agreement dated August 14, 2018, by and among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy, LLC and Wells Fargo Bank, N.A.

99.1            News Release dated August 15, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer